Exhibit 32.01
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of CSK Auto Corporation (“CSK”) for the period ending February 3, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d -14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Each of the undersigned, in his capacity as an officer of CSK, hereby certifies that to the best of his knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CSK.
This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this statement has been provided to CSK and will be retained by CSK and furnished to the Securities and Exchange Commission or its staff upon request.

April 17, 2008	/s/ LAWRENCE N. MONDRY

Lawrence N. Mondry
Chief Executive Officer

April 17, 2008	/s/ JAMES D. CONSTANTINE

James D. Constantine
Chief Financial Officer